Exhibit 10.29

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (the “Agreement”) is made on February 8, 2020 by and between

(1)	AIHUISHOU INTERNATIONAL CO. LTD., a company limited by shares incorporated under Cayman Islands Law on November 22, 2011 (the “Company”); and

(2)	Qianhai Ark (Cayman) Investment Co. Limited, a company limited by shares incorporated under Cayman Islands Law (the “Selling Shareholder”).

The Company and the Selling Shareholder may hereinafter respectively be referred to as a “Party” and collectively be referred to as the “Parties”.

RECITALS

(A)	The Company is a business company organized under the laws of the Cayman Islands.

(B)

The Selling Shareholder is the existing shareholder of the Company and currently legally and beneficially owns such number of Shares (the “Repurchased Shares”) in the issued share capital of the Company as set forth opposite such Selling Shareholder’s name in Schedule 1 hereto.

(C)

The Selling Shareholder wishes to sell the Repurchased Shares to the Company and the Company wish to repurchase the Repurchased Shares from the Selling Shareholder for the consideration and upon the terms and subject to the conditions set out in this Agreement.

NOW IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.	DEFINITION

1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Action” means any notice, charge, claim, action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, whether at law or in equity, and whether or not before any mediator, arbitrator or Government Authority.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, and without limiting the generality of the foregoing, in the case of a natural Person, “Affiliate” shall include, without limitation, such Person’s spouse, parents, children and siblings. For the avoidance of doubt, the Selling Shareholder shall not be deemed to be an Affiliate of the Company.

“Agreement” has the meaning ascribed to it in the Preamble.

“Business Day” means any day that is not a Saturday, a Sunday, legal holiday or other day on which commercial banks are required or authorized by applicable laws or executive order to be closed in the PRC, the British Virgin Islands, the Cayman Islands or Hong Kong.

“Closing” has the meaning ascribed to it in Section 2.2.

“Closing Date” has the meaning ascribed to it in Section 2.2.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Government Authority” means any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, the British Virgin Islands, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty, settlement, suit, or Tax of any kind or nature, together with all interest, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person, whether directly or indirectly.

“Indemnified Party” and “Indemnified Parties” each have the meaning ascribed thereto in Section 5.5(a).

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Government Authority and any Order.

“Liability” or “Liabilities” means, with respect to any Person, all debts, obligations, liabilities owed by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, easement, adverse claim, restrictive covenant, right of first refusal, preemptive right, option to purchase or other restriction or limitation of any kind whatsoever, including any restriction on the use, voting, transfer, receipt of income, or exercise of any attributes of ownership.

“Order” means any written order, injunction, judgment, decree, legally binding notice, ruling, writ, assessment or arbitration award of a Government Authority.

“Party” or “Parties” each has the meaning ascribed to it in the Preamble.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China but solely for purposes of this Agreement, does not include Hong Kong, the Special Administrative Region of Macau and the territory of Taiwan.

“Repurchase” has the meaning ascribed to it in Section 2.1.

“Repurchase Price” has the meaning ascribed to it in Section 2.1.

“Repurchased Shares” has the meaning ascribed to it in the Recital.

“Representatives” means, with respect to any Person, such Person and its Affiliates’ respective directors, officers, employees, investors, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, attorneys and other agents.

“Shares” means all preferred shares and ordinary shares of the Company.

“Tax” means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Government Authority, any interest, fines and penalties (civil or criminal) related thereto or to the non-payment thereof, and any loss or tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

“US$” means the United States dollar, the lawful currency of the United States of the America.

1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii) references to a Person are also to its successors and permitted assigns; and

(viii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

2.	REPURCHASE

2.1 Repurchase. The Selling Shareholder agrees to sell to the Company, and the Company agrees to purchase from such Selling Shareholder, the Repurchased Shares and all rights attached thereto, free of any security, Liens (other than those provided under the shareholders agreement and the memorandum and articles of association of the Company), for a repurchase price (the “Repurchase Price”) as set forth opposite such Selling Shareholder’s name in Schedule 1 hereto, in accordance with the terms and conditions set forth herein (the “Repurchase”) at the Closing (as defined hereinafter).

2.2 Closing Date. The Closing of the Repurchase in accordance with Section (the “Closing”) shall take place remotely via exchange of documents and signatures within five (5) Business Days after satisfaction (or waiver by the Company in writing) of all of the conditions precedent as set forth in Section 3 or the later date agreed between the Company and the Selling Shareholder (the date on which the Closing occurs, the “Closing Date”).

2.3 Closing Deliveries by the Selling Shareholder. At the Closing, the Selling Shareholder shall (i) surrender the certificate(s) representing all of the Repurchased Shares it holds to the Company; and (ii) deliver all other documents and instruments reasonably necessary for completion of such Repurchase.

2.4 Closing Deliveries by the Company. At the Closing, all the certificate(s) representing all of the Repurchased Shares shall be cancelled by the Company. The Company shall (i) update the register of the members of the Company on the Closing Date accordingly and (ii) provide the Selling Shareholder with such additional information and documents as may reasonably be requested in connection with the Repurchase.

2.5 Payment of the Repurchase Price. The Repurchase Price shall be paid by the Company to the Selling Shareholder by wire transfer of immediately available funds, to the Selling Shareholder’s bank account designated in writing by such Selling Shareholder, subject to the completion of the Closing, (i) within [ten (10)] Business Days after Company’s receipt in full of the subscription price of equivalent US Dollars of RMB22,389,948 by Qianhai Fund of Fund Equity Investment (Shenzhen) Co., Ltd. (前海母基金股权投资(深圳 )有限公司) for subscribing certain Series C-3 Preferred Shares of the Company, or (ii) such other date as agreed by the Parties.

3.	CONDITIONS PRECEDENT TO THE CLOSING

3.1 Conditions Precedent. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Company, in its sole discretion, in whole or in part to the extent permitted by applicable Law):

(a) all corporate and other proceedings of the Parties hereto, if applicable, in connection with the transactions to be completed as of the Closing and all documents incident thereto, with respect to this Agreement and the transactions contemplated hereby and thereby, shall have been completed.

4.	REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Each Party. Each Party, severally but not jointly, hereby represents and warrants to the other Party that the following representations and warranties with such Party are true and complete as of the date hereof and as of the Closing:

(a) Due Organization and Good Standing. It is duly incorporated and organized, and is validly existing and in good standing under the applicable law of its jurisdiction;

(b) Authorization. It has the power and authority to execute, deliver and perform this Agreement. All actions on the part of itself necessary for the authorization, execution, delivery of and the performance of all of its/his obligations under this Agreement have been taken;

(c) Enforceability. This Agreement constitutes the valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(d) Consents and Approvals. All consents, approvals, waivers, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Government Authority or any other competent corporate authority required in connection with the execution, delivery and performance by such Party of this Agreement or the consummation of the transactions contemplated hereby have been obtained; and

(e) No Breach. The execution and delivery by such Party and the performance by such Party of all the transactions contemplated under this Agreement do not and will not (aa) breach or constitute a default under any charter document of such Party, (bb) result in a material breach of, or constitute a default under, any contract to which it is a party or by which or its/his property or assets is bound, or (cc) result in a violation, breach of or default under any judgment, order, writ or decree applicable to such Party or result in a material violation or breach of any applicable law.

4.2 Representations and Warranties of the Selling Shareholder. The Selling Shareholder further represents and warrants to the Company that the following representations and warranties are true and complete as of the date hereof and as of the Closing:

(a) It is the sole legal and beneficial owner of the Repurchased Shares registered under its name, which are free and clear of any Liens, any restrictions on transfer and other encumbrances, other than those provided under the shareholders agreement and the memorandum and articles of association of the Company and the applicable securities Laws; and

(b) It has not granted any Person any option or rights with respect to the Repurchased Shares or any interest therein and has not pledged, collaterally assigned or otherwise hypothecated any interest therein.

5.	ADDITIONAL AGREEMENTS

5.1 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another party, to enforce rights and obligations pursuant hereto.

5.2 Expenses. Each of the Parties shall bear and pay its own legal, accountancy and other fees and expenses incurred in and incidental to the preparation and implementation of this Agreement.

5.3 Tax. Each Party shall be responsible for any and all of its own taxes, including, without limitation, sales taxes, income taxes, business taxes, capital gains taxes, stamp duties, value added taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, together with any and all penalties, fines, surcharges, additions to tax and interest thereon, whether disputed or not.

5.4 Confidentiality. Each Party agrees to, and shall cause its directors, officers, employees and other controlled agents to: (i) treat and hold all confidential or proprietary information with respect to the other Party or relating to the transactions contemplated hereby as confidential (and not disclose or provide access to any Person); (ii) in the event that such Party (or such directors, officers, employees and other controlled agents of such Party) becomes legally compelled to disclose any such information, provide the other Party with prompt written notice of such requirement so that the other Party may seek a protective order or other remedy or waive compliance with this Section 5.4; and (iii) in the event that such protective order or other remedy is not obtained, or the other Party waives compliance with this Section 5.4, furnish (or cause to be furnished) only that portion of such confidential information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this Section 5.4 shall not apply to any information that, at the time of disclosure, is in the public domain and was not disclosed in breach of this Agreement by the disclosing Party, or that is provided to an applicable Government Authority with respect to Tax matters; provided, further, that each Party may disclose the contents of this Agreement to its Representatives who (1) are informed of the confidential nature of the information, and (2) are under an appropriate duty of confidentiality to the disclosing Party with respect to such information.

5.5 Indemnity. Each party hereby agrees to indemnify and hold harmless the other Party, its/their Affiliates and its/ their respective Representatives (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) from and against any and all Indemnifiable Losses suffered by the Indemnified Parties, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such indemnifying party in or pursuant to this Agreement.

6.	TERMINATION

6.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of both of the Parties.

6.2 Any termination of this Agreement shall be without prejudice to any claims for damages or other remedies that the Parties may have under this Agreement or applicable Law. The Section 5.4, Section 5.5, this Section 6, Section 7 and Section 8.1 hereof shall survive any termination of this Agreement.

7.	GOVERNING LAW AND DISPUTE RESOLUTION

7.1 Governing Law. Unless otherwise expressly provided for herein, this Agreement and any and all claims arising out of or in connection with this Agreement shall be governed by and construed in accordance with the Laws of Hong Kong without regard to principles of conflict of law.

7.2 Dispute Resolution. Each of the Parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration shall be conducted in English. The decision of the arbitration tribunal shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing Party its reasonable costs and attorney fees. The Parties acknowledge and agree that, in addition to contract damages, the arbitrator may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

8.	MISCELLANEOUS

8.1 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed to the address as shown under its name on the signature page.

8.2 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the Parties with respect to the subject matter hereof. This Agreement may be amended, supplemented or changed only by written instrument making specific reference to this Agreement signed by the Parties, and any provision of this Agreement may be waived only by written instrument making specific reference to such provision signed by the Party against whom such waiver is effective. No Action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such Action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

8.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a Party to this Agreement. Except as expressly provided hereunder, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any term of, or to enjoy any benefit under, this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party without the prior written consent of the other Party, and any attempted assignment in violation of this Section 8.3 shall be void, except that the Company may assign its rights or obligations hereunder to its Affiliates without the prior written consent of the Selling Shareholder; provided that as a condition of such assignment, each successor or assignee shall agree in writing to be subject to each of the terms of this Agreement by execution of a deed of adherence and shall be deemed to be a party hereto as if the signature of such successor or assignee appeared on the signature pages of this Agreement.

8.4 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

8.5 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties notwithstanding the fact that all of the parties are not signatory to the original or the same counterpart. For the avoidance of doubt, where this Agreement is executed and delivered by any Party (or its authorized agent) by electronic mail to other Parties, this Agreement shall be deemed as effective and binding among all those Parties which have duly executed, either sequentially or concurrently, copies of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date and year first above written.

THE COMPANY

AIHUISHOU INTERNATIONAL CO. LTD.

By:	/s/ CHEN Xuefeng
Name:	CHEN Xuefeng
Title:	Director

Address:
Tel:
Email:

[Signature page to Share Repurchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date and year first above written.

THE SELLING SHAREHOLDER

Qianhai Ark (Cayman) Investment Co. Limited

By:	/s/ KONG Xiang
Name:	KONG Xiang
Title:	Director

Attn:
Address:
Tel:
Email:

[Signature page to Share Repurchase Agreement]

SCHEDULE 1

Shares Repurchase Particulars

Selling Shareholder	Type of Shares	Number of Repurchased Shares	Repurchase Price Payable by the Company
Qianhai Ark (Cayman) Investment Co. Limited	1,262,446	Series C-3 Preferred Shares	US$3,263,889 (in equivalent to RMB 22,389,948)